Exhibit 99.1

The Marygold Companies Appoints Two New Board Members

Banking Executive James S. Alexander Fills Vacancy as New Independent Director;

Marygold CFO Stuart Crumbaugh Succeeds Kathryn Rooney as Management Director

San Clemente, Calif., April 17, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), today announced the appointments of James S. Alexander and Stuart Crumbaugh to its board of directors.

Mr. Alexander fills a vacancy on the Company’s board as an independent director. Mr. Crumbaugh succeeds management director Kathryn Rooney, who departs from her board position upon her appointment to the board of directors of United States Commodity Funds, LLC (“USCF LLC”), the Company’s indirect subsidiary. Mr. Crumbaugh will continue as the Company’s chief financial officer.

“Our two new directors further strengthen TMC’s board, adding deep financial sector expertise, as our Marygold & Co. subsidiary completes the development of its mobile fintech app, planned for launch later this year, which will provide users with a unified platform for spending, saving and investing,” said Nicholas Gerber, CEO of The Marygold Companies. “We welcome James to our company and know that he and Stuart will be strong board contributors, guiding the Company’s future course. I also thank Katie Rooney for her many years of outstanding contributions as a TMC board member and look forward to her continued influence at USCF LLC.”

James Alexander brings more than 30 years of senior banking experience to TMC in executive and senior roles at leading money center banks, including KeyBanc Capital Markets, Wells Fargo Securities and Bank of America Securities. He also dedicates his time to improving the lives of young people through education by serving on the board of directors of The Edward G. Irvin Foundation in Chicago. Mr. Alexander graduated with a Bachelor of Arts degree in marketing from Morehouse College and earned his Masters of Business Administration degree in finance from Northwestern University, Kellogg School of Management.

Stuart Crumbaugh has been the Company’s chief financial officer since 2017. Mr. Crumbaugh has held senior financial management roles at USCF Investments, the Company’s largest subsidiary since 2015. Previous to joining USCF Investments, Mr. Crumbaugh was vice president finance and chief financial officer of Sikka Software Corporation and served as a consultant with Connor Group, providing IPO readiness, M&A and related financial services to various early-stage companies. Mr. Crumbaugh earned a Bachelor of Arts degree in accounting and business administration from Michigan State University and is a Certified Public Accountant – Michigan (inactive).

About The Marygold Companies, Inc.

The Marygold Companies, Inc was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, launching Marygold & Co.’s mobile fintech app later this year, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-429-5370

dneibert@themarygoldcompanies.com